UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Reg. §240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

FIRST COLOMBIA GOLD CORPORATION
 (Name of Registrant as Specified In Its Charter)

Not Applicable
 (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

 ☐ Fee paid previously with preliminary materials.
 ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

FIRST COLOMBIA GOLD CORPORATION
Paseo de Bernardez #59, Fracc, Lomas de Bernardez
Guadalupe 98610, Zac, Mexico

NOTICE OF ACTION TO BE TAKEN BY
THE SHAREHOLDERS

January 24, 2014

To The Shareholders of First Colombia Gold Corporation:

This information statement is being provided on behalf of the board of directors (the "Board") of First Colombia Gold Corporation (the "Company") to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date of January 27, 2014.  This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

Proposal 1: To authorize a reverse split of the common stock issued and outstanding on a one new share for five hundred (500) old shares basis.  Fractional shares will be rounded up to the next whole share. (This action requires an amendment to the Articles of Incorporation and requires the approval of the Financial Industry Regulatory Authority (“FINRA”)).

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the Board's recommendation of the actions.

The actions for Proposal 1 will become effective as of the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada and the approval of FINRA.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company's principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve the actions described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is February _____, 2014.

We appreciate your continued interest in First Colombia Gold Corporation.

Very truly yours,

/s/   Piero Sutti-Keyser
       Piero Sutti-Keyser,
       Chief Executive Officer

FIRST COLOMBIA GOLD CORPORATION
Paseo de Bernardez #59, Fracc, Lomas de Bernardez
Guadalupe 98610, Zac, Mexico

January 24, 2014

The Board of the Company determined that it was in the best interest of the Company and its shareholders to authorize a reverse split of the Company’s common stock issued and outstanding on a one new share for five hundred old shares basis. The holders of a majority of the voting power of the Company's outstanding common stock have voted to approve the recommendation of the Board. This information statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

PROPOSAL 1:

TO AUTHORIZE A REVERSE SPLIT OF THE COMMON STOCK ISSUED AND OUTSTANDING ON A ONE NEW SHARE FOR FIVE HUNDRED OLD SHARES BASIS.  FRACTIONAL SHARES WILL BE ROUNDED UP TO THE NEXT WHOLE SHARE.  (THIS ACTION REQUIRES AN AMENDMENT TO THE ARTICLES OF INCORPORATION AND REQUIRES THE APPROVAL OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”)).

Our Majority Shareholders has approved a pro-rata reverse split of our common stock, by which five hundred shares would become one share. Fractional shares will be rounded up to the next whole share. The effective date of the reverse split will be when the Board decides to effectuate the split within one month after the effective date of this filing. This is not a "going private" transaction, and no shareholders will be reduced to less than one share.

Due to the current number of issued and outstanding shares of common stock and with the obligations to issue shares underlying convertible promissory notes and convertible preferred stock, that the Company is unable to meet those obligations under its current capital structure.  The Company is authorized to issue 850,000,000 shares of its common stock, but if it was to cover it current obligations it would not have enough shares of common stock.  Therefore a reverse split would not only allow the Company the ability to issue shares upon conversion of equity instruments, but would also allow the Company to be able to issue shares of common stock as needed for services and/or financings.

The Majority Shareholders of First Colombia Gold Corporation submitted its written consent to the shareholder resolution described in this Information Statement on or about January 20, 2014, to be effective on or about January 20, 2014.   As of January 20, 2014, the Majority Shareholders hold of record 10,545,600 shares of the Company's Preferred Voting Stock (consisting of a Class A Preferred Convertible Stock (“Class A Preferred”) and a Class B Preferred Convertible Stock (“Class B Preferred”)),and 100,000 common shares.  Both the Class A Preferred and the Class B Preferred stocks have voting rights  in addition to the Company’s common stock voting rights.  At January 20, 2014, the voting rights of the Majority Shareholders  was equal to 61.02% of the total voting rights.   The Class  B Preferred has  a majority vote of sixty percent (60%) of the total voting rights. The remaining outstanding shares of common stock are held by approximately 1,300 other shareholders.

Further, on January 20, 2014, Mr. Sutti-Kyser and Mr. Sredl officers and directors of the Company and the only holders of the Class B Preferred Shares entered into a Voting Agreement which provides that at any vote of the common stockholders during the time in which they hold shares of the Class B Preferred that they shall vote the shares collectively to ensure that persons designated by themselves shall be elected to the Company’s Board of Directors through the control of the common stock through the voting majority preference of the Class B Preferred Shares.

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders have consented to all of the shareholder resolutions described in this Information Statement by a written consent. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the proposal described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders.

The Majority stockholders submitted their consent to the shareholder resolutions described in this Information Statement on or about January 20, 2014, to be effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State and approval from FINA. As of January 20, 2014, the Majority Stockholders, of record, held 100,000 shares of the Company's common stock, 8,545,600 shares of the Company’s Class A Preferred stock representing the voting equivalent of 17,191.200 shares of common stock or approximately 1.02% of the Company's voting stock prior to calculating the voting rights of the Preferred B stock, and 2,000,000 shares of the Company’s Class B Preferred stock representing the voting equivalent of 60.00% of the voting common stock.  The Majority stockholders include officers and directors of the Company.

THE COMPANY AND THE PROPOSAL

The Company has its executive offices at Paseo de Bernardez #59, Fracc, Lomas de Bernardez, Guadalupe 98610, Zac, Mexico, and its telephone number is (888) 224-6561.

Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-K annual report and its Form 10-Q quarterly reports. Copies of the Company's Form 10-Q for its quarter ending September 30, 2013, as well as the Company's Form 10-K for December 31, 2012 are available upon request to: Piero Sutti-Keyser, Chief Executive Officer, First Colombia Gold Corporation, Paseo de Bernardez #59, Fracc, Lomas de Bernardez, Guadalupe 98610, Zac, Mexico,.

PROPOSALS ADOPTED BY SHAREHOLDER ACTION BY WRITTEN CONSENT
PROPOSAL #1

To authorize a reverse split of the common stock issued and outstanding on a one new share for five hundred old shares basis.   Fractional shares will be rounded up to the next whole share. (Requires an amendment to the Articles of Incorporation and the approval of FINRA.)

Our Majority Shareholders have approved a pro-rata reverse split of our common stock, by which up to each five hundred shares would become one share. Fractional shares will be rounded up to the next whole share. The effective date of the reverse split will be approximately twenty to thirty days following the date of the mailing of this Information Statement and upon filing of documentation with FINRA. This is not a "going private" transaction, and no shareholders will be reduced to less than one share. This requires an Amendment to the Articles of Incorporation to accomplish the reverse split.

Currently, the Company has approximately $62,000 in Convertible Promissory Notes issued and outstanding in convertible into shares of the Company’s common stock.  In addition, there are 47,568,500 shares of our Class A Preferred shares and 2,000,000 of our Class B Preferred Shares issued and outstanding, which are convertible into shares of our common stock solely at the option of the holders of that class of shares, and if the holders were to convert, we would be required to issue shares of common stock.  There are no pending private offerings of shares, nor are there any pending acquisitions for which shares may be contemplated to be issued.

Shareholders should note that, after the reverse split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of our Company will be reduced by the factor of the reverse, i.e. one for five hundred shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in their best business judgment, and our shareholders will have no right to vote on future issuances of shares except in the event of a merger under Nevada law. This means that, effectively, our shareholders will have no ability or capacity to prevent dilution by the issuance of substantial amounts of additional shares for consideration that could be considerably less than what our existing shareholders paid for their shares. In many events, control of our Company could effectively be changed by issuances of shares without shareholder approval.

As a general rule, potential investors who might consider making investments in our Company will refuse to do so when the Company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

Once the reverse split has occurred, Management believes the Company may then be better structured to seek equity financing as potential investors may be dissuaded by the very high dilution which would occur if an investment were made in the current capital structure.  The current less than $0.01 price per share, impairs the potential ability of the Company to raise capital by issuing new shares.  The Company has not identified any sources of equity financing at this time.  There is no assurance that the Company will have any success in seeking equity financing in the future if we choose to.

Future Dilutive Transactions

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.  The Company has not identified or entered into any such transactions as of the filing of this Information Statement.

The issuance of additional shares in future transactions will allow, the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders may be diluted from 100% now, after the reverse split to as little as 0.2%.

2. Control of the Company by stockholders may change due to new issuances.

3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

4. Business plans and operations may change.

5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem the best calculation to meet the market attractively.  However, we cannot control the market’s reaction.

Dissenting shareholders have no appraisal rights under Nevada law or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed reverse split.

The table bellows shows the effect of the 500 for 1 reverse split.

TABLE SHOWING EFFECT OF REVERSE SPLIT FIVE HUNDRED FOR ONE

Shares Held Pre-Reverse	Shares Held Post- Reverse

500,000,000	1,000,000
100,000,000	200,000
10,000,000	20,000
1,000,000	2,000
100,000	200
10,000	20
1,000	2
500	1
100*	1

*Shareholders who hold less than 500 shares would have fractional shares after the reverse-split, such shares will rounded up to 1 share of common stock.

Fractional Shares. Fractional shares will be rounded up to the next whole share.

The reverse stock split may leave certain stockholders with one or more "odd lots" of new common stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transaction cost per share to sell than shares in even multiples of 100. There are frequently situations where transaction costs for odd lots in penny stocks exceed the net proceeds realized from a sale of the odd lot, effectively rendering the odd lot valueless to the holder.

MANAGEMENT INFORMATION

Biographical Information on Officers and Directors and Significant Employees

Name	Age	Position	Served Since

Piero Sutti-Keyser	38	Chief Executive Officer, Director	2011
Gilberto Zapata	31	Chief Financial Officer, Secretary & Treasurer	2012
Robert Van Tassell	77	Director	2006
Gordan Sredl	40	Director	2012

Piero Sutti-Keyser, Chief Executive Officer & Director.   Mr. Sutti-Keyser was appointed to serve as a member of our board of directors in October 2011 and has served as our Chief Executive Officer and Principal Executive Officer, since February 24, 2012. In 2005, Mr. Sutti-Keyser joined Sterling Mining de Mexico, SA. de C.V. as administrative manager for the exploration and production mining company. In 2006 to 2008, Mr. Sutti-Keyser was promoted to country manager for Sterling Mining de Mexico, SA. de C.V.  Since 2008, Mr. Sutti-Keyser has worked as Vice-President responsible for management of administration, acquisition and oversight of exploration programs and as a member of the Board of Directors for LitioMex S.A. de C.V., a privately held exploration mining company in Mexico.

Mr. Sutti-Keyser serves on our board of directors because he has significant experience and expertise in mining administration and management of junior mining exploration activities.

Gilberto Zapata, Chief Financial Officer, Secretary and Treasurer. Mr. Zapata has served as our Chief Financial Officer, Principal Financial Officer, Secretary and Treasurer since February 24, 2012. In 2008, Mr. Zapata joined LitioMex S.A. de C.V., a privately held exploration mining company in Mexico, and currently serves as its Chief Financial Officer. From 2006 to 2008, Mr. Zapata worked as a general accountant at Sterling Mining De Mexico, an exploration and production mining company in Mexico. Mr. Zapata has also served since January 2010 as a consultant to Santa Fe Metals Corp., a company public traded on the Toronto Stock Ventures Exchange.  Mr. Zapata has an MBA from Thunderbird University in Arizona.

Robert Van Tassell, Director. Mr. Van Tassell has served on our Board of Directors since December 2006. Mr. Van Tassell has been involved in the Canadian mining industry for over fifty years. Before retiring from full-time ventures in 1998, he spent the prior sixteen years (1982-1998) as Vice President of Exploration for the precious metals venture Goldcorp Inc., formerly known as Dickenson Mines. Exploration teams led by Mr. Van Tassell are credited with such discoveries as the Husky Mine, the Minto copper deposit currently being mined by Captstone Mining, and more recently, Goldcorp’s High Grade Zone. From 1984 through 1993, Mr. Van Tassell served as a board member of the Prospectors and Developers Association of Canada (PDAC), including as Chairman of the PDAC’s Program and Environmental Committees. Mr. Van Tassell also served as a director of the Yukon Chamber of mines for eleven years, two of them as President. He served four terms on the board of the Northern Resource Conferences, two of them as Chairman, and has taught introductory and advanced prospecting courses for the Chamber of Mines. He is a Life Member of the CIM and a member of the Geological Association of Canada.

Mr. Van Tassell has been credited with leading the discovery of mines in Canada and has served as Vice President of Exploration with a leading mining company. Mr. Van Tassell brings to our Board a depth of understanding as to our company’s business, history and organization and the various challenges we face in the current economic environment.

Gordan Sredl, Director. Mr. Sredl has served as a director since February 24, 2012. Since 2006, Mr. Sredl has served as Director of Association for Giu Promins, a business association for mining, quarrying, lime and explosives based in the Republic of Croatia.  From 2003 to 2006, Mr. Sredl served as a Professional Associate in the Croatian Chamber of Commerce - association of nonmetal and business materials.  From 1997 to 2002, Mr. Sredl served as an Assistant with the Croatian geological survey assisting in mapping mineral resources for the Republic of Croatia. Mr. Sredl brings to the Board a wealth of industry experience and this experience is a valued asset to our Board.

Mr. Sredl serves on our board of directors because he has significant experience and expertise in geology as he has received a degree in Geology and has been involved in the mining sector for over ten years.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation paid by the Company to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") and any other executive officer whose total annual salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2012 and 2011 (the "Named Executive Officers"):

Summary Compensation Table
(Executive)

Name (a)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-equity incentive plan compensa-tion ($)	Non-qualified deferred compensa-tion earnings ($)	All Other Compensa-tion ($) (2)	Total ($)
Pierro Sutti-Keyser, CEO (3)	2012	0	0	0	0			10,000	10,000
Gilberto Zapata, CFO (4)	2012	0	0	0	0			4,750	4,750
Norman Bracht, Former CEO (5)	2011	-	-	-	-			13,500	13,500
Tony Langford, Former CEO, CFO, Secretary & Treasurer (6)	2011	-	-	-	4,881			42,548	47,429
___________

(1)
The amounts in the table reflect the grant date fair value of options awards to the named executive officer in accordance with Accounting Standards Codification Topic 718. The ultimate values of the options awards to the executives generally will depend on the future market price of our common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any that an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised. See the “Outstanding Equity Awards at Fiscal Year-End” table below for information regarding all outstanding awards.

(2)	The amounts listed under the Column entitled “All Other Compensation” in the “Summary Compensation Table” related to the payment of consulting fees during the period reported.
(3)	Mr. Sutti-Keyser was appointed Chief Executive Officer in February 2012. Mr. Sutti-Keyser received no cash compensation in 2011.
(4)	Mr. Zapata was appointed the Chief Financial Officer in February 2012.
(5)	Mr. Bracht served as our Chief Executive Officer from October 22, 2010 until his death on September 22, 2011.
(6)
Mr. Langford was appointed as our Chief Financial Officer, Secretary, and Treasurer on July 24, 2010 and was appointed as our Chief Executive Officer on October 10, 2011. Mr. Langford resigned from each of these positions on February 24, 2012.

Outstanding Equity Awards At Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by the President and the Company's two most highly compensated executive officers for the fiscal year ended December 31, 2012 the "Named Executive Officers"):

	Option Awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or others rights that have not vested ($)
Piero Sutti-Keyser, CEO	75,000	75,000	-0-	$ -0-	-	-0-	$ -0-	-0-	-0-

The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave.  In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance.  The Company considers such benefits to be ordinary and incidental business costs and expenses.  The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than 10% of the cash compensation paid to each such executive officer, is not included in such table.

Option/SAR Grants

Stock option awards are determined by the Board of Directors based on numerous factors, some of which include responsibilities incumbent with the role of each executive to the Company and tenure with the Company. We did not grant any stock options to our executive officers during the years ended December 31, 2012.

At no time during the last fiscal year was any outstanding option repriced or otherwise modified. There was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

Aggregated Option/SAR Exercises in Last Fiscal Year

No options were exercised during the fiscal years ended December 31, 2012 and 2011.

Director Compensation

Norman Bracht, who served as both an executive officer and member of our board of directors during 2011, did not receive any compensation for serving on the board of directors. All compensation paid to Mr. Bracht was in consideration for his service as an executive officer and is set forth above in Summary Compensation Table.

The following table sets forth the compensation, if any, paid by the Company to those directors who served on the Company's Board of Directors, during the year ended December 31, 2012.

Director's Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Non- qualified Deferred Compensation	All Other Compensation	Total

Robert Van Tassell	$0	$0	$0	$0	$0	$0	$0

Piero Sutti-Keyser (2)	$0	$0	$0	$0	$0	$10,000	$10,000

Gordon Sredl(3)	$0	$0	$0	$0	$0	$11,017	$11,017

(1)  The amounts in the table reflect the grant date fair value of option awards to the named directors in accordance with Accounting Standards Codification Topic 718. The ultimate values of the options awards to directors generally will depend on the future market price of our common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any that an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

(2)  During the year ended December 31, 2012, Mr. Sutti-Keyser, who also serves as our Chief Executive Officer, received $10,000 pursuant to a consulting agreement with the Company.  This compensation is disclosed in the Executive Compensation Table above.

(3)  During the year ended December 31, 2012, the Company recorded invoices for the geological services of Mr. Sredl.

Employment Agreements

The Company does not have any employment agreements in place with its officers at this time.

Compensation Pursuant to Plans

Stock Option Plan

In 2007, our Board adopted the 2007 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan authorizes us to reserve shares for future grants under it, of which 500,000 shares remain available for issuance.

The Stock Incentive Plan authorizes us to grant (i) to the key employees incentive stock options to purchase shares of common stock and non-qualified stock options to purchase shares of common stock and restricted stock awards, and (ii) to non-employee directors and consultants’ non-qualified stock options and restricted stock. The Plan Administrator will administer the Plan by making recommendations to the board or determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards.

Incentive stock options granted under the Stock Incentive Plan must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant. Non-statutory stock options may have exercise prices as determined by the Plan Administrator.

The Plan Administrator is also authorized to grant restricted stock awards under the Stock Incentive Plan. A restricted stock award is a grant of shares of the common stock that is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Plan Administrator.

Equity Compensation Plan Information
as of December 31, 2012

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	-	$-	-

Equity compensation plans not approved by security holders	-	$-	500,000

Total	-	-	500,000

Compensation Committee Interlocks and Insider Participation

The Company does not have a compensation committee; all decisions on the compensation of executive officers of the Company are made by the full board of directors.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

The following table sets forth as of January __, 2014, certain information regarding beneficial ownership of the common stock, Class A Preferred and Class B Preferred held by each person known by us to own beneficially more than 5% of the Common Stock, each of our directors, each of the executive officers named in the Summary Compensation Table.

Name	Number of Shares of Common	% of Common Stock Issued & Outstanding (1)	Number of Shares of Class A Preferred	% of Class A Preferred Shares Issued & Outstanding (2)	Number of Shares of Class B Preferred	% of Class B Preferred Shares Issued & Outstanding (3)	Total Voting Percentage

Officers & Directors:
Piero Sutti-Keyser, Chief Executive Officer & Director (4)	100,000	<0.01	4,545,600	9.60%	1,000,000	50%	30.55%
Gilberto Zapata, Chief Financial Officer & Director (5)	-0-	0%	2,000,000	4.20%	-0-	0%	.24%
Gordon Sredl, Director (6)	-0-	0%	4,000,000	8.40%	1,000,000	50%	30.47%

Robert Van Tassel	-0-	0%	-0-	0%	-0-	0%	0%

TOTAL	100,000	<0.01%	10,545,600	22.17%	2,00,000	100%	61.26%

(1)	Based upon 579,014,243 shares of common stock issued and outstanding on January 20, 2014.

(2)	Based upon 47,568,500 shares of Class A Preferred Shares issued and outstanding on January 20, 2014. Each Class A Preferred share is equivalent to 2 common shares.

(3)	Based upon 1,000,000 shares of Class B Preferred issue and outstanding.

(4)
Mr. Sutti-Kyser holds a total of 4,545,600 shares of Class A Preferred with a voting equivalent of 9,091,200 shares of common stock.  In addition, Mr. Sutti-Kyser holds a total of 1,000,000 shares of Class B Preferred.

(5)	Mr. Zapata holds a total of 2,000,000 shares of Class A Preferred with a voting equivalent of 4,000,000 shares of common stock.

(6)	Mr. Sredl holds a total of 4,000,000 shares of Class A Preferred with a voting equivalent of 8,000,000 shares of common stock and 1,000,000 shares of Class B Preferred.

On January 20, 2014, Mr. Sutti-Kyser and Mr. Sredl entered into a Voting Agreement which provides that at any vote of the common stockholders during the time in which they hold shares of the Class B Preferred that they shall vote the shares of the Class B Preferred, held by them individually, collectively to ensure that persons designated by themselves shall be elected to the Company’s Board of Directors through the control of the common stock through the voting majority preference of the Class B Preferred Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(s) forms they file.

The following persons failed to file forms on a timely basis during the past two fiscal years as required under Section 16(a) as follows:

None

SHAREHOLDER PROPOSALS

Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.  Any such proposal must comply with Rule 14c-8 of Regulation 14C of the proxy rules of the Securities and Exchange Commission.  Shareholder proposals should be addressed to the Secretary of the Company.

BOARD RECOMMENDATION OF PROPOSALS

The Board of Directors of the Company voted unanimously to implement the Proposed Amendments. The Board of Directors believes that the Amendment will serve the Company's current business. The Company is not expected to experience any tax consequence as a result of the Amendment.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement has been presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO PIERO SUTTI-KEYSER, CHIEF EXECUTIVE OFFICER OF THE COMPANY, AT FIRST COLOMBIA GOLD CORPORATION, PASEO DE BERNARDEZ #59, FRACC, LOMAS DE BERNARDEZ, GUADALUPE 98610, ZAC, MEXICO, AND ITS TELEPHONE NUMBER IS (888) 224-6561. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.

FIRST COLOMBIA GOLD CORPORATION

By: /s/  Piero Sutti-Keyser
              Piero Sutti-Keyser
              Chief Executive Officer